As filed with the Securities and Exchange Commission on November 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTERN COPPER AND GOLD CORPORATION

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1000	98-0496216
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

Suite 907 – 1030 West Georgia Street

Vancouver, BC V6E 2Y3

Canada

(604) 684-9497

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1070 - 1095 West Pender Street Vancouver, British Columbia V6E 2M6 Canada (604) 630-5199	Michael Psihogios Chief Financial Officer Western Copper and Gold Corporation Suite 907 - 1030 West Georgia Street Vancouver, BC V6E 2Y3 Canada (604) 684-9497	Jennifer Traub Cassels Brock & Blackwell LLP Suite 2200, HSBC Building 885 West Georgia Street Vancouver, British Columbia V6C 3E8 Canada (604) 691-6110

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.

☐ pursuant to Rule 467(b) on (    ) at (    ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3.

☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, except the province of Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, except the province of Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada and the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Western Copper and Gold Corporation, at Suite 907 – 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3, Telephone (604) 684-9497 and are also available electronically at www.sedarplus.ca.

Subject to Completion, dated November 25, 2024

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	November , 2024

WESTERN COPPER AND GOLD CORPORATION

C$50,000,000

COMMON SHARES

WARRANTS

SUBSCRIPTION RECEIPTS

UNITS

This short form base shelf prospectus (this “Prospectus”) relates to the offering for sale from time to time (each, an “Offering”), during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the securities of Western Copper and Gold Corporation (“Western” or the “Corporation”) listed above (the “Securities”) in one or more series or issuances, with a total offering price of such Securities, in the aggregate, of up to C$50,000,000 (or the equivalent thereof in other currencies). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). This Prospectus may qualify an “at-the-market” distribution as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators.

The Corporation is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. The annual financial statements, which are incorporated by reference herein, are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”) and the interim financial statements, which are incorporated by reference herein, are prepared in accordance with IFRS Accounting Standards, as applicable to the preparation of interim financial statements under International Accounting Standard 34 – Interim Financial Reporting (“IAS 34”). As a result, they may not be comparable to financial statements of United States companies. Annual financial statements which will be deemed to be incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS Accounting Standards and interim financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IAS 34.

Prospective investors should be aware that the acquisition and disposition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States are not described fully herein. Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular Offering and consult their own tax advisor with respect to their own particular circumstances. See “Certain Canadian and United States Income Tax Consequences”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference in this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities. The Corporation may offer and sell Securities through underwriters or dealers, directly or through agents designated by the Corporation from time to time at amounts and prices and other terms determined by the Corporation. A Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the Offering and will set forth the terms of the Offering, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the distribution. Unless otherwise specified in a Prospectus Supplement, in connection with any Offering, other than an “at-the-market” distribution, the underwriters or agents may, subject to applicable law, over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, agent or dealer of the “at-the-market” distribution, and no person or company acting jointly or in concert with an underwriter, agent or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-market” prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter, agent or dealer creating an over-allocation position in the Securities. See “Plan of Distribution”. No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investing in the Securities is speculative and involves certain risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein and in the applicable Prospectus Supplement and the documents incorporated by reference therein should be carefully reviewed and considered by prospective investors. See “Risk Factors”.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated in Canada, most of the Corporation’s directors and officers are residents of Canada, some of the experts named in this Prospectus are not residents of the United States, and all or a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities”.

Messrs. Michael Vitton and Raymond Threlkeld and Dr. William (Bill) Williams, each a director of the Corporation, and Daniel Roth, Michael G. Hester, John M. Marek, Laurie M. Tahija, Patrick W. Dugan, each a qualified person named in this Prospectus, reside outside of Canada. Messrs. Michael Vitton and Raymond Threlkeld and Dr. William (Bill) Williams have each appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8 for service of process. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

The Corporation’s common shares (the “Common Shares”) are listed on the Toronto Stock Exchange (the “TSX”) and the NYSE American (the “NYSE American”) under the symbol “WRN”. Unless otherwise specified in the applicable Prospectus Supplement, there is no existing trading market through which the warrants (the “Warrants”), the subscription receipts (the “Subscription Receipts”) or the units (the “Units”) may be sold and purchasers may not be able to resell any of such Securities purchased under this Prospectus. This may affect the pricing of such Securities on the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

The Corporation’s head office is located at Suite 907 – 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3 and its registered office is located at Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8.

The Offering amount in this Prospectus is in Canadian dollars. References to “United States dollars” or “US$” are to United States dollars. Canadian dollars are referred to as “Canadian dollars” or “C$”. See “Currency Presentation and Exchange Rate Information”.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “Western”, the “Corporation”, “we”, “us” or “our” includes Western Copper and Gold Corporation and each of its material subsidiaries.

This Prospectus is part of a registration statement on Form F-10 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities (the “Registration Statement”). Under the Registration Statement, we may, from time to time, offer any combination of the Securities in one or more Offerings of up to an aggregate principal amount of C$50,000,000 (or the equivalent thereof in other currencies). This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities under the Registration Statement or this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement or the other information included in the Registration Statement of which this Prospectus forms a part. The Corporation has not authorized anyone to provide you with different or additional information and the Corporation does not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. The Securities will not be distributed, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Corporation has filed the Registration Statement with the SEC. This Prospectus and the documents incorporated by reference herein, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on EDGAR (as defined herein) under the Corporation’s profile at www.sec.gov. Reference is also made to the Registration Statement and the exhibits thereto for further information with respect to the Corporation and the Securities. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

The Corporation is required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. The Corporation is also an SEC registrant subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All dollar amounts set forth in this Prospectus are expressed in Canadian dollars, except where otherwise indicated. References to Canadian dollars, C$ or $ are to the currency of Canada. References to US dollars or US$ are to the currency of the United States.

The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as quoted by the Bank of Canada, were as follows:

	Nine Months Ended September 30		Year Ended December 31
	2024	2023	2023	2022
High for period	C$1.3858	C$1.3807	C$1.3875	C$1.3856
Low for period	C$1.3316	C$1.3128	C$1.3128	C$1.2451
Rate at the end of period	C$1.3499	C$1.3520	C$1.3544	C$1.2678

On November 22, 2024, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.3979 or C$1.00 = US$0.7154.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain “forward-looking statements” or “forward-looking information” within the meaning of applicable Canadian and United States securities laws (collectively referred to herein as “forward-looking statements”) including the “safe harbour” provisions of provincial securities legislation, the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the U.S. Securities Act, concerning the Corporation’s business plans. Such forward-looking statements include, but are not limited to, anticipated results and developments in the Corporation’s operations in future periods, planned exploration and development of its mineral properties, plans related to its business and other matters that may occur in the future.

Statements contained in this Prospectus and the documents incorporated by reference herein that are not historical facts are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and mineral resources, the realization of mineral reserve estimates; the timing and amount of any estimated future production, costs of production, and capital expenditures; project schedules; the Corporation’s proposed plan for its properties; recommended work programs; costs and timing of the development of new deposits; success of exploration and permitting activities; permitting timelines; currency fluctuations; requirements for additional capital; government regulation of mineral exploration or mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims; limitations on insurance coverage; and the timing and possible outcome of potential litigation. In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may” or “may not”, “could”, “would” or “would not”, “might” or “will be”, “occur” or “be achieved”. Such statements are included, among other places, in this Prospectus under the headings “Summary Description of Business” and “Risk Factors” and in the documents incorporated by reference herein.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks involved in fluctuations in gold, copper and other commodity prices and currency exchange rates; uncertainties relating to interpretation of drill results and the geology, continuity and grade of mineral deposits; uncertainty of estimates of capital and operating costs, recovery rates, production estimates, and estimated economic return; changes in project parameters as plans continue to be refined; risks related to the cooperation of government agencies and First Nations in the exploration and development of the Corporation’s property and the issuance of required permits; risks related to the need to obtain additional financing to develop the Corporation’s property and uncertainty as to the availability and terms of future financing; the possibility of delay in exploration or development programs or in construction projects and uncertainty of meeting anticipated program milestones; uncertainty as to timely availability of permits and other governmental approvals; risks related to the integration of acquisitions; risks related to operations; risks related to the Technical Report (as defined herein) and the possibility that future exploration and development will not be consistent with the Corporation’s expectations; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled “Risk Factors” in this Prospectus.

Although the Corporation has attempted to identify important factors that could affect it and may cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements may prove to be inaccurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Corporation does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events unless required by applicable securities law.

The material factors or assumptions used to develop forward-looking statements include prevailing and projected market prices and foreign exchange rates, exploitation and exploration estimates and results will not change in a materially adverse manner; continued availability of capital and financing on acceptable terms; availability of equipment and personnel for required operations, permitting and construction on a continual basis; the Corporation not experiencing unforeseen delays, unexpected geological or other effects, equipment failures, permitting delays, and general economic, market or business conditions will not change in a materially adverse manner and as more specifically disclosed throughout this document. Assumptions relating to the mineral resource and mineral reserve estimates in respect of the Casino Project (as defined herein) are discussed in the Technical Report. Forward-looking statements and other information contained herein concerning mineral exploration and our general expectations concerning mineral exploration are based on estimates prepared by us using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable.

The above list is not exhaustive of the factors that may affect any of the Corporation’s forward-looking statements and new risk factors may emerge from time to time. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Corporation or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors”. Readers should also carefully consider the matters discussed in the documents incorporated by reference in this Prospectus, including the Annual Information Form, the Annual MD&A and the Interim MD&A, as defined below. In addition, although the Corporation has attempted to identify important factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward-looking statements, there may be other factors that cause achievements, events or conditions not to be as anticipated, estimated or intended. Many of the foregoing factors are beyond the Corporation’s ability to control or predict.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING MINERAL RESERVE AND RESOURCE ESTIMATES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of the securities laws in effect in Canada as of the respective dates thereof, which differ in certain material respects from the disclosure requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Definition Standards for Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The definitions of these terms and other mining terms, such as “inferred mineral resource”, differ from the definitions of such terms, if any, for purposes of the disclosure requirements of the SEC. Accordingly, information contained and incorporated by reference in this Prospectus that describes the Corporation’s mineral deposits may not be comparable to similar information made public by issuers subject to the SEC’s reporting and disclosure requirements applicable to domestic United States issuers.

Under Canadian rules, estimates of inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them to enable them to be categorized as mineral reserves and, accordingly, may not form the basis of feasibility or pre-feasibility studies, or economic studies except for a preliminary economic assessment as defined under NI 43-101. Investors are cautioned not to assume that part or all of an inferred mineral resource exists or is economically or legally mineable. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at Suite 907 – 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3, telephone: (604) 684-9497, and are also available electronically through the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The filings of the Corporation through SEDAR+ and through EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)

the annual information form of the Corporation (the “Annual Information Form”) for the year ended December 31, 2023, dated March 28, 2024, including the technical report with an effective date of June 13, 2022 and an issue date of August 8, 2022 entitled “Western Copper and Gold Corporation, Casino Project, Form 43-101F1 Technical Report, Feasibility Study, Yukon, Canada” prepared by Daniel Roth, P.E., P.Eng., Michael G. Hester, FAusIMM, John M. Marek, P.E., Laurie M. Tahija, MMSA-QP, Carl Schulze, P.Geo., Daniel Friedman, P.Eng., Patrick W. Dugan, P.E., and Scott Weston, P.Geo. (the “Technical Report”);

(b)	the management information circular of the Corporation dated as of May 6, 2024 prepared in connection with the Corporation’s annual general and special meeting of shareholders held on June 27, 2024;

(c)

the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2023 and 2022 (the “Annual Financial Statements”), together with the notes thereto and the auditor’s report thereon;

(d)	the management’s discussion and analysis of the Corporation for the year ended December 31, 2023 (the “Annual MD&A”);

(e)

the unaudited condensed interim consolidated financial statements of the Corporation as at and for the three and nine months ended September 30, 2024, together with the notes thereto (the “Interim Financial Statements”);

(f)	the management’s discussion and analysis of the Corporation for the three and nine months ended September 30, 2024 (the “Interim MD&A”);

(g)

the material change report of the Corporation filed on March 4, 2024 relating to the appointment of Sandeep Singh as the new Chief Executive Officer of the Corporation, the retirement of Ken Williamson as the Interim Chairman of the Corporation and the private placement with Mr. Singh for proceeds of approximately $3 million;

(h)

the material change report of the Corporation filed on April 17, 2024 relating to the announcement and upsize of the Corporation’s bought deal prospectus offering for gross proceeds of $40,004,500 (the “Offering”); and

(i)

the material change report of the Corporation filed on May 1, 2024 relating to the completion of the Offering for gross proceeds of $45,999,999.40, including the full exercise of the over-allotment option.

Any document of the type referred to item 11.1 of Form 44-101F1 Short Form Prospectus under National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Corporation with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR+, which can be accessed at www.sedarplus.ca.

In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any annual report on Form 40-F or Form 20-F (or any respective successor form) filed with the SEC subsequent to the date of this Prospectus, such document shall be deemed to be incorporated by reference as an exhibit to the Registration Statement. In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Corporation with the SEC under the Exchange Act from the date of this Prospectus may be incorporated by reference as exhibits to the Registration Statement, but only if and to the extent expressly so provided in any such report. The Corporation’s reports on Form 6-K and annual reports on Form 40-F are available on EDGAR at www.sec.gov.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

When the Corporation files a new annual information form, audited consolidated financial statements and related MD&A and, where required, they are accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related MD&A and all unaudited condensed interim consolidated financial statements and related MD&A for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited condensed interim consolidated financial statements and related MD&A being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited condensed interim consolidated financial statements and related MD&A filed prior to the filing of the new unaudited condensed interim consolidated financial statements shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a management information circular in connection with an annual meeting being filed by us with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of any Offering will be delivered to purchasers of Securities together with this Prospectus, except in cases where an exemption from such delivery requirements is available, and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the Offering to which that Prospectus Supplement pertains.

SUMMARY DESCRIPTION OF BUSINESS

The Corporation is focused on advancing the Casino mineral property (“Casino” or the “Casino Project”) towards production. The Casino Project hosts one of the largest undeveloped copper-gold deposits in Canada. The Casino Project is primarily a copper and gold project located in the Whitehouse Mining District in west central Yukon, in the northwest trending Dawson Range mountains, 300 kilometres northwest of the territorial capital of Whitehorse. The Casino Project is located on Crown land administered by the Yukon government and within the Selkirk First Nation traditional territory.

The Corporation does not have any producing properties and consequently has no current operating income or cash flow. The Corporation is an exploration stage company and has not generated any revenues to date. Commercially viable mineral deposits may not exist on any of the Corporation’s properties.

The documents incorporated by reference herein, including the Annual Information Form, contain further details regarding the business of the Corporation. See “Documents Incorporated by Reference”.

MINERAL PROPERTY

The Corporation’s only material mineral property is the Casino Project. More details regarding the Casino Project are detailed in the Annual Information Form and the Technical Report, both of which are incorporated by reference in this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Corporation on a consolidated basis since the date of the Interim Financial Statements, which are incorporated by reference in this Prospectus.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change on the Corporation’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

RISK FACTORS

An investment in any securities of the Corporation is speculative and involves a high degree of risk due to the nature of the Corporation’s business and the present stage of development of its mineral properties. Before deciding to invest in securities of the Corporation, investors should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this Prospectus and any applicable Prospectus Supplement. See the “Risk Factors” sections in the Annual Information Form and in any applicable Prospectus Supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Corporation currently expects to use the net proceeds from the sale of securities offered by the Corporation hereby to fund capital expenditures and/or for other general corporate purposes. Any allocation of the net proceeds of an offering to a specific purpose will be determined at the time of the offering and will be described in the relevant Prospectus Supplement, including reasonable detail of the principal purposes of the proposed use of net proceeds in accordance with the requirements of Section 4.2 of Form 44-101F1, as well as the business objectives expected to be accomplished using the net proceeds of such offering and each significant event that must occur to accomplish such business objectives, including the cost thereof, in accordance with Section 4.7 of Form 44-101F1. The Corporation may, from time to time, issue securities (including equity and debt securities) other than pursuant to this Prospectus or any applicable Prospectus Supplement.

The Corporation has incurred negative cash flow from operating activities for its financial year ended December 31, 2023 and the three and nine months ended September 30, 2024. Accordingly, the majority or all of the net proceeds of any offering of securities under a Prospectus Supplement will be used to fund the proposed expenditures set out above or in the applicable Prospectus Supplement as well as other general working capital and administrative expenses which may cause the Corporation to continue to experience negative cash flow from its operating activities. See “Risk Factors”.

PLAN OF DISTRIBUTION

The Corporation may from time to time, during the 25-month period that this Prospectus remains effective, offer for sale and issue Securities with a total offering price of such Securities, in the aggregate, of up to C$50,000,000 (or the equivalent thereof in other currencies).

The Corporation may sell the Securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions deemed to be “at-the-market” distributions as defined in Canadian National Instrument 44-102 – Shelf Distributions, including sales made directly on the TSX, the NYSE American or other existing markets for the Securities. Additionally, this Prospectus and any Prospectus Supplement may also cover the initial resale of the Securities purchased pursuant thereto. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with any Offering at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.

In connection with any Offering, other than an “at-the-market” distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

In connection with the sale of Securities, underwriters, dealers and agents may receive compensation from the Corporation or from purchasers of the Securities from whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid out of the Corporation’s general funds. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, the Subscription Receipts or the Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The Corporation may offer Common Shares, Warrants, Subscription Receipts or Units comprising any combination of Common Shares, Warrants or Subscription receipts, with a total value of up to C$50,000,000 (or the equivalent thereof in other currencies) from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of the Offering. This Prospectus provides you with a general description of the Securities. Each time the Corporation offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

Common Shares

The authorized capital of the Corporation consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of November 25, 2024, the Corporation had 198,233,518 Common Shares issued and outstanding.

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the board of directors of the Corporation at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants will be issued under a separate warrant indenture (each, a “Warrant Indenture”) to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the terms and conditions of the Warrants being offered. The warrant agent will act solely as the Corporation’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. If applicable, the Corporation will file with the SEC as exhibits to the Registration Statement, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Corporation files with the SEC, any Warrant Indenture before the issuance of such Warrants. In Canada, the Corporation will file on SEDAR+ a copy of any Warrant Indenture after the Corporation has entered into it.

The following description sets forth certain general terms and provisions of Warrants and is not intended to be complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture and the Prospectus Supplement describing such Warrant Indenture. The Corporation urges you to read the applicable Prospectus Supplement related to the particular Warrants that the Corporation sells under this Prospectus, as well as the complete Warrant Indenture.

The Prospectus Supplement and the Warrant Indenture for any Warrants the Corporation offers will describe the specific terms of the Warrants. All such terms will comply with the requirements of the TSX and the NYSE American relating to warrants. This description will include, where applicable:

•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the designation and terms of the Common Shares purchasable upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Common Shares issuable upon exercise of the Warrants.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

Subscription Receipts

The Corporation may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If applicable, the Corporation will file with the SEC as exhibits to the Registration Statement, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Corporation files with the SEC, any Subscription Receipt Agreement before the issuance of such Subscription Receipts. In Canada, the Corporation will file on SEDAR+ a copy of any Subscription Receipt Agreement after the Corporation has entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Corporation urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Corporation sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Corporation offers will describe the specific terms of the Subscription Receipts. All such terms will comply with the requirements of the TSX and the NYSE American relating to subscription receipts. This description will include, where applicable:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•

the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•

whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Corporation to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

•

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Corporation to purchase the Subscription Receipts in the open market, by private agreement or otherwise;

•	whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

Units

The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.

The Prospectus Supplement for any Units the Corporation offers will describe the specific terms of the Units. All such terms will comply with the requirements of the TSX and the NYSE American relating to units. This description will include, where applicable:

•	the designation and aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the currency or currencies in which the Units will be offered;

•	the designation and terms of the Units and the applicable Securities included in the Units;

•	the description of the terms of any agreement governing the Units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units;

•	the date, if any, on and after which the Units may be transferable separately;

•	whether the Corporation has applied to list the Units on a stock exchange;

•	material United States and Canadian federal tax consequences of owning the Units;

•	how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

•	any other material terms or conditions of the Units.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

PRIOR SALES

Information with respect to Common Shares, and securities that are convertible or exchangeable into Common Shares, issued by the Corporation within the previous 12-month period, will be provided as required in a Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “WRN”. Information with respect to trading price and volume of the Common Shares during the previous 12-month period will be provided as required in a Prospectus Supplement.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to United States legal matters. At the date of this Prospectus, the designated professionals of Cassels Brock & Blackwell LLP as a group beneficially own less than 1% or none of the Corporation’s outstanding securities.

INTEREST OF EXPERTS

The information of a scientific or technical nature regarding the Casino Project included or incorporated by reference in this Prospectus is based on the Technical Report prepared by Daniel Roth, P.E., P.Eng., Michael G. Hester, FAusIMM, John M. Marek, P.E., Laurie M. Tahija, MMSA-QP, Carl Schulze, P.Geo., Daniel Friedman, P.Eng., Patrick W. Dugan, P.E., and Scott Weston, P.Geo.; each of whom is a qualified person pursuant to NI 43-101. None of the persons listed have received or will receive a direct or indirect interest in any property of the Corporation or any of its associates or affiliates, or (ii) is currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associates or affiliates of the Corporation. To the best of the Corporation’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

The independent registered public accounting firm of the Corporation is PricewaterhouseCoopers LLP, Chartered Professional Accountants, who have prepared a report of independent registered public accounting firm dated March 28, 2024 in respect of the Corporation’s consolidated financial statements as at December 31, 2023 and 2022 and for the years then ended. PricewaterhouseCoopers LLP has advised that they are independent of the Corporation in accordance with the Chartered Professional Accountants of British Columbia Code of Professional Conduct and the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

In addition to the documents specified in this Prospectus under “Documents Incorporated by Reference”, the following documents have been, or will be, filed with the SEC as part of the Registration Statement: (1) the consent of PricewaterhouseCoopers LLP; (2) the consent of each “qualified person” referred to in this Prospectus; (3) the consent of Canadian counsel, Cassels Brock & Blackwell LLP; and (4) certain powers of attorney from the Corporation’s directors and officers. A copy of any underwriting agreement, warrant indenture, subscription receipt agreement or similar agreement that is required to be filed, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the Exchange Act.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Corporation is a corporation existing under the Business Corporations Act (British Columbia). Most of the Corporation’s directors and officers, and most of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the United States.

The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or “blue sky” laws.

The Corporation has filed with the SEC, concurrently with the U.S. Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation has appointed Puglisi & Associates as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of the securities under this Prospectus.

PURCHASERS’ CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Original purchasers of Warrants (if offered separately) and Subscription Receipts will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Warrants and Subscription Receipts, as the case may be. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrants or the Subscription Receipts, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Western Copper and Gold Corporation (“we”, “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act, do one or both of the following:

(1)	indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, except in the definition of “eligible proceeding” and except in Sections 163 (1) (c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“associated corporation” means a corporation or entity referred to in paragraph b) or c) of the definition of “eligible party”;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened , pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or an associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify our directors and officers, former directors and officers or alternate directors and their respective heirs and personal or other legal representatives to the greatest extent permitted by the Act. Each director and officer is deemed to have contracted with our company on the terms of the indemnity contained in Part 21 of our articles.

Under our articles, and subject to any restrictions under the Act and our articles, we may indemnify any person (including an eligible party). We have entered into indemnity agreements with our directors and officers.

Pursuant to our articles, the failure of a director, alternate director or officer of our company to comply with the Act or our articles does not invalidate any indemnity to which he or she is entitled under Part 21 of our articles.

Under our articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

a)	is or was a director, alternate director, officer, employee or agent of our company;

b)	is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of our company,

c)	at our request, is or was a director, alternate director, officer, employee or agent of a corporation or a partnership, trust, joint venture or other unincorporated entity, or

d)	at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual Information Form for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on March 29, 2024) (File No. 001-35075).

4.2	Audited Consolidated Financial Statements as at and for the years ended December 31, 2023 and 2022, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.3 to the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on March 29, 2024) (File No. 001-35075).

4.3	Management’s Discussion and Analysis for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.2 to the registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on March 29, 2024) (File No. 001-35075).

4.4	Management Information Circular, dated as of May 6, 2024, prepared in connection with the annual general and special meeting of shareholders on June 27, 2024 (incorporated by reference to Exhibit 99.3 to the registrant’s Report on Form 6-K containing such document, filed with the Commission on May 16, 2024) (File No. 001-35075).

4.5	Technical Report with an effective date of June 13, 2022 and an issue date of August 8, 2022, entitled “Western Copper and Gold Corporation, Casino Project, Form 43-101F1 Technical Report, Feasibility Study, Yukon, Canada”, prepared by Daniel Roth, P.E., P.Eng., Michael G. Hester, FAus IMM, John M. Marek, P.E., Laurie M. Tahija, MMSA-QP, Carl Schulze, P.Geo., Daniel Friedman, P.Eng., Patrick W. Dugan, P.E., and Scott Weston, P.Geo. (incorporated by reference to Exhibit 99.1 to the registrant’s Report on Form 6-K containing such document, filed with the Commission on August 9, 2022) (File No. 001-35075).

4.6	Unaudited Condensed Interim Consolidated Financial Statements as at and for the three and nine months ended September 30, 2024 (incorporated by reference to Exhibit 99.1 to the registrant’s Report on Form 6-K filed with the Commission on November 7, 2024) (File No. 001-35075).

4.7	Management’s Discussion and Analysis for the three and nine months ended September 30, 2024 (incorporated by reference to Exhibit 99.2 to the registrant’s Report on Form 6-K filed with the Commission on November 7, 2024) (File No. 001-35075).

4.8	Material Change Report, dated March 4, 2024 (incorporated by reference to Exhibit 99.1 to the registrant’s Report on Form 6-K filed with the Commission on April 11, 2024) (File No. 001-35075).

4.9	Material Change Report, dated April 17, 2024 (incorporated by reference to Exhibit 99.2 to the registrant’s Report on Form 6-K filed with the Commission on April 18, 2024) (File No. 001-35075).

4.10	Material Change Report, dated May 1, 2024 (incorporated by reference to Exhibit 99.1 to the registrant’s Report on Form 6-K filed with the Commission on May 22, 2024) (File No. 001-35075).

5.1	Consent of PricewaterhouseCoopers LLP.

5.2	Consent of Daniel Roth, P.E., P.Eng.

5.3	Consent of Michael G. Hester, FAus IMM.

5.4	Consent of John M. Marek, P.E.

5.5	Consent of Laurie M. Tahija, MMSA-QP.

5.6	Consent of Carl Schulze, P.Geo.

5.7	Consent of Daniel Friedman, P.Eng.

5.8	Consent of Patrick W. Dugan, P.E.

5.9*	Consent of Scott Weston, P.Geo.

5.10*	Cassels Brock & Blackwell LLP.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

107	Calculation of Filing Fee Table.

* To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Western Copper and Gold Corporation undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, Western Copper and Gold Corporation has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Western Copper and Gold Corporation shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Western Copper and Gold Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on November 25, 2024.

WESTERN COPPER AND GOLD CORPORATION

By:	/s/ Michael Psihogios
	Name:	Michael Psihogios
	Title:	Chef Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sandeep Singh and Michael Psihogios, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on November 25, 2024.

Signature	Title

/s/ Sandeep Singh Sandeep Singh	Chief Executive Officer and Director(Principal Executive Officer)

/s/ Michael Psihogios Michael Psihogios	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ Raymodn Threlkeld Raymond Threlkeld	Chairman of the Board and Director

/s/ Robert Chausse Robert Chausse	Director

/s/ Tara Christie Tara Christie	Director

/s/ Michael Vitton Michael Vitton	Director

/s/ Bill Williams Bill Williams	Director

/s/ Klaus Zeitler Klaus Zeitler	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Western Copper and Gold Corporation in the United States, on November 25, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director